                            Joint Filer Information

Name:                Resource Capital Investment Corp.

Address:             c/o Global Resource Investments Ltd.
                     7770 El Camino Real
                     Carlsbad, CA 92009

Designated Filer:    Exploration Capital Partners 2000 Limited Partnership

Issuer and Ticker
   Symbol:           Vista Gold Corp. (VGZ)

Date of Event
Requiring Statement: 11/9/04

Signature:           Resource Capital Investment Corp.
                     By:  Arthur Richards Rule, President

                     By:  /s/ Gretchen Carter
                          ---------------------------------------
                          Gretchen Carter, Attorney-in-Fact

Additional Explanation of Responses:
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Resource Capital Investment Corp. is the general partner of the Reporting Person.